Exhibit 99.2
FOR IMMEDIATE RELEASE
Media Contact:
Christopher Welch
Glowpoint, Inc.
(866) 456-9764, ext 2002
pr@glowpoint.com
www.glowpoint.com

GLOWPOINT ANNOUNCES ANNUAL FINANCIAL RESULTS FOR 2005

HILLSIDE, N.J. February 27, 2007 -Glowpoint, Inc. (OTC:GLOW.PK), a leading provider of broadcast-quality, IP-based managed video services, announced today that it has filed a Report on Form 8-K containing consolidated financial statements for the years ended December 31, 2005 and 2004. Full details of the Company's financial results can be found at www.glowpoint.com. The results can also be found online at the Securities and Exchange Commission's website, www.sec.gov, or by going directly to www.edgaronline.com.

About Glowpoint

Glowpoint, Inc. (OTC: GLOW.PK) is a world-leading, broadcast-quality, IP-based video-managed service provider. Glowpoint offers videoconferencing, bridging, technology hosting, and IP-broadcasting services to a vast array of companies, from large Fortune 100 enterprises to small and medium-sized businesses. Glowpoint’s managed-video services are available bundled with Glowpoint’s quality-network offering or as a value-added managed-video service across other networks. Glowpoint is exclusively focused on quality two-way video communications and has been supporting millions of video calls since its launch in 2000. Glowpoint is headquartered in Hillside, New Jersey. To learn more about Glowpoint, visit www.glowpoint.com.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements.  These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in the our filings with the Securities and Exchange Commission.